SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 16, 2000
                                                          ---------------



                                 Summit Bancorp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       NEW JERSEY                   1-6451                     22-1903313
--------------------------------------------------------------------------------
(State or other juris-           (Commission                 (I.R.S. Employer
diction of incorporation           File No.)                Identification No.)
    or organization)

                       301 Carnegie Center, P. O. Box 2066
                        Princeton , New Jersey 08543-2066
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (609) 987-3200
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

Item 5. Other Events.
        -------------

     On August 16, 2000, Summit's Board of Directors authorized a new stock repurchase program for the repurchase of up to 11 million shares of Summit common stock, replacing Summit's 8.9 million share repurchase program adopted in 1998. Prior to its termination, approximately 8.3 million shares of Summit common stock were repurchased under the 1998 repurchase program. Additional shares have been repurchased under separate authorizations relating to acquisitions.

     Shares of Summit common stock will be purchased from time to time on the open market or in private transactions, depending on market conditions. Summit will hold the repurchased shares as treasury stock for reissuance for general corporate purposes.

                                    SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     Dated: August 17, 2000                   SUMMIT BANCORP.


                                              By: /s/ WILLIAM J. HEALY
                                                  --------------------
                                                  WILLIAM J. HEALY
                                              Executive Vice President/Finance